                                                                     EXHIBIT 3.3

                          CERTIFICATE OF DESIGNATION

                                      of

                        9% CONVERTIBLE PREFERRED STOCK

                                      of

                     NORTHPOINT COMMUNICATIONS GROUP, INC.


            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


     NorthPoint Communications Group, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Fourth Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, par value $0.001 per share, designated as 9% Convertible Preferred Stock:

     RESOLVED, that a series of authorized Preferred Stock, par value $0.001 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      Section 1.  Designation and Amount; Rank.
                  ----------------------------
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          (1)    Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as the "9% Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be 1,500,000 shares of Convertible Preferred Stock. Section 10 contains the definitions of certain defined terms used herein.

          (2)    Rank.  The Convertible Preferred Stock shall, with respect to
                 ----
dividend distributions and distributions upon liquidation, winding-up and dissolution, whether voluntary or involuntary, of the Corporation, whether now or hereafter issued, rank senior to all Junior Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

          (1)    Entitlement; Accrual; Payment.  The holders of shares of
                 -----------------------------
Convertible Preferred Stock shall be entitled to receive on each Dividend Payment Date in respect of the Dividend Period ending on (and including) the date prior to such Dividend Payment Date accrued dividends payable in additional shares of Convertible Preferred Stock on each such Dividend Payment Date equal to the then PIK Percentage of the Stated Amount of each share of the then outstanding Convertible Preferred Stock; provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Any reference herein to "accrued dividends" or similar phrases means that such dividends are fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly on the Dividend Payment Dates at the rate indicated above (the "Dividend Rate") and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends payable in additional shares of Convertible Preferred Stock shall be paid through the issuance of additional shares of Convertible Preferred Stock (including fractional shares) at the Stated Amount.

          (2)    Issuance of Dividend Shares.  All dividends paid in additional
                 ---------------------------
shares of Convertible Preferred Stock shall be deemed issued on the applicable Dividend Payment Date and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges.

          (3)    Priority With Respect to Junior Stock and Other Issuances of
                 ------------------------------------------------------------
Preferred Stock.
---------------

                 (1) Holders of shares of Convertible Preferred Stock shall be entitled to receive the dividends provided for in Section 2(a) in preference to and in priority over any dividends upon any of the Junior Stock.

                 (2) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any such warrants, rights, calls or options (other than in exchange for Junior Stock).

                 (3) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not, without the consent of the holders of a majority of the then issued and outstanding shares of Convertible Preferred Stock, issue (i) any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation ranking senior to, or on a parity with, the Convertible Preferred Stock as to dividend distributions or distributions upon liquidation, winding-up or dissolution of the Corporation or (ii) any additional shares of Convertible Preferred Stock (other than upon the payment of dividends pursuant to Section 2(a) hereof).

     Section 3.  Voting Rights.
                 -------------

          (1)    Voting Limitation.  Except for any voting rights provided
                 -----------------
elsewhere herein or by law, the holders of shares of Convertible Preferred Stock shall not be entitled to voting rights.

          (2)    Class Vote.  In addition to any matters requiring a separate
                 ----------
vote of the Convertible Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of the holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting as a single class, take any action which would adversely affect the rights, privileges or preferences of the Convertible Preferred Stock.

          (3)    Voting Rights After Regulatory Approvals.  Upon expiration or
                 ----------------------------------------
termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and the receipt of any required approvals under the Communications Act of 1934, as amended, the rules and regulations thereunder and the policies of the Federal Communications Commission (the "Communications Act") each holder of Convertible Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, voting together with the holders of the Common Stock as one class, with each holder of shares of Convertible Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted in accordance with Section 8 hereof as of the record date for the vote or consent which is being taken.

     Section 4.  Certain Restrictions.  So long as any shares of Convertible
                 --------------------
Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, make any Restricted Payments (as defined in the Indenture, dated as of February 8, 2000, between the Corporation and The Bank of New York, a New York banking corporation, as trustee (the "Indenture")), unless such Restricted Payments are made to redeem shares of Convertible Preferred Stock in accordance with Section 5 hereof.

     Section 5.  Optional Redemption.
                 -------------------

          (1)    Redemption.  To the extent permitted by law and the terms or
                 ----------
provisions of other agreements or instruments for or with respect to Capital Stock or indebtedness of the Corporation, to which the Corporation is, or may become, a party or subject, the outstanding shares of Convertible Preferred Stock shall be redeemable, in whole at any time or from time to time in part, out of funds legally available therefor, at the option of the Corporation. Immediately prior to authorizing or making any such redemption with respect to the Convertible Preferred Stock, the Corporation, by resolution of its Board of Directors, shall declare a dividend on the Convertible Preferred Stock to be redeemed, which shall be in an amount equal to any accrued and unpaid dividends on such Convertible Preferred Stock, to and including the Optional Redemption Date, which dividend may be payable in cash or in additional shares of Convertible Preferred Stock. Redemptions shall be made on the date specified in the Redemption Notice (as defined in Section 5(b)) (the "Optional Redemption Date"), upon giving notice as provided in Section 5(c), at a per share redemption price equal to the Stated Amount plus an amount in cash equal to all Accrued Dividends on that share (the "Redemption Price").

          (2)    Redemption Notice.  The Corporation shall deliver a notice of
                 -----------------
each redemption by first-class mail, postage prepaid, mailed not less than five calendar days following the effective date thereof, to each holder of record of shares of Convertible Preferred Stock, at such holder's address as the same appears on the stock books of the Corporation's transfer agent (the "Redemption Notice"). The Redemption Notice shall state: (i) the Optional Redemption Date (which shall be no fewer than 20 nor more than 30 calendar days following the mailing of the Redemption Notice); (ii) the Redemption Price for the Convertible Preferred Stock to be redeemed; (iii) the Accrued Dividends due on each share (and all shares) of Convertible Preferred Stock held by such holder as of the Optional Redemption Date; (iv) the place or places where, and the procedures pursuant to which, certificates for such shares are to be presented and surrendered for payment of the Redemption Price; (v) that payment of the Redemption Price will be made upon proper presentation and surrender of such certificates for shares of Convertible Preferred Stock; (vi) that unless the Corporation defaults in the payment of the Redemption Price for the shares being redeemed, dividends on the shares to be redeemed shall cease to accrue following such Optional Redemption Date; (vii) the aggregate number of shares of Convertible Preferred Stock being redeemed and, if a partial redemption, the method (e.g., pro rata, etc.) by which shares have been selected by the Corporation for redemption; (viii) in the case of a redemption pursuant to
Section 5(a), that any shares of Convertible Preferred Stock not redeemed will continue to accrue dividends in accordance with the terms of Section 2; (ix) as applicable, that holders whose shares are being redeemed only in part will be issued new certificates representing shares not redeemed by the Corporation; and
(x) that accrued and unpaid dividends up to and including such Optional Redemption Date, as applicable, will be paid to holders as part of the Redemption Price in respect of shares redeemed by the Corporation in accordance with the terms set forth herein.

          (3)    Redemption Effects and Procedures.
                 ---------------------------------

                 (1) On and after the Optional Redemption Date, as applicable, unless the Corporation shall be in default in providing money for the payment of the Redemption Price for the shares being redeemed, (x) dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue and (y) all rights of the holders thereof as holders of those redeemed shares of Convertible Preferred Stock (except the right to receive from the Corporation the Redemption Price, without interest thereon, upon presentation and surrender of the certificates evidencing such shares) shall cease.

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          (2)    Upon proper presentation and surrender in accordance with the
Redemption Notice of the certificates for any shares of Convertible Preferred Stock so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price. In the event of a partial redemption of the Convertible Preferred Stock, shares to be redeemed shall be selected by the Corporation pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, the Corporation's transfer agent for the Convertible Preferred Stock shall promptly mail to each holder or in accordance with such holder's instructions, if any, a certificate representing shares represented by the surrendered certificate but not redeemed.

          (3) Notwithstanding the delivery by the Corporation of a Redemption Notice in accordance with Section 5(b), if any holder of Convertible Preferred Stock shall, prior to the close of business on the seven calender days preceding any Optional Redemption Date, give written notice to the Corporation of such holder's election to convert, pursuant to Section 8, any or all of the shares held by such holder to be redeemed (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares which would otherwise have been redeemed shall become effective as provided in Section 8 hereof.

          (4)    Election Irrevocable. The election by the Corporation to redeem
                 --------------------
shares of Convertible Preferred Stock pursuant to Section 5(a) shall become irrevocable upon delivery of the Redemption Notice to the holders of Convertible Preferred Stock.

     Section 6.  Reacquired Shares.
                 -----------------

          Any shares of Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation.

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     Section 7.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

          If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the holders shall be entitled to receive the Liquidation Preference of the shares of Convertible Preferred Stock held by the holder before any distribution shall be made or any assets distributed in respect of Junior Stock to the holders of any Junior Stock, including, without limitation, Common Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Convertible Preferred Stock are not paid in full, the holders of the Convertible Preferred Stock will share equally and ratably in any distribution of assets of the Corporation first in proportion to the full Liquidation Preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the amount set forth above to which they are entitled, the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section 7, the voluntary sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations shall not be deemed to be a liquidation, winding-up or dissolution of the Corporation.

     Section 8.  Conversion into Common Stock.
                 ----------------------------

          Each share of Convertible Preferred Stock, including any shares of Convertible Preferred Stock issued as Accrued Dividends, may, at the option of the holder thereof, be converted into shares of Common Stock at any time, whether or not the Corporation has given notice of redemption under Section 5, on the terms and conditions set forth in this Section 8.

          (1)    Terms of Conversion.  Upon expiration or termination of the
                 -------------------
applicable waiting period under the HSR Act and the receipt of any required approvals under the Communications Act, each share of Convertible Preferred Stock shall be convertible in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Stated Amount plus Accrued Dividends by the Conversion Price.

          (2)    Adjustment of Conversion Price.  The Conversion Price shall be
                 ------------------------------
subject to adjustment from time to time as follows: In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock declare a dividend, or make a distribution on the outstanding shares of Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 8(b) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

          (3)    Reorganization, Consolidation, Merger, Asset Sale.  In case of
                 -------------------------------------------------
any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 8(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transac-

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tion") each share of Convertible Preferred Stock then outstanding shall thereafter be convertible into, upon receipt of the requisite governmental approvals, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 8 with respect to rights and interests thereafter of the holders of shares of Convertible Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall reasonably determine in good faith to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (as defined in Section 10) thereof, if other than the Corporation, shall assume, by written instrument mailed to each record holder of shares of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this
Section 8(c) shall limit the rights of holders of the Convertible Preferred Stock to convert the Convertible Preferred Stock in connection with the Transaction.

               (4)  Conversion Procedures.  The holder of any shares of
                    ---------------------
Convertible Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Convertible Preferred

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Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax and any other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.
Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

               (5)  Fractional Shares.  In connection with the conversion of any
                    -----------------
shares of Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest (after aggregating all such shares being converted) in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Convertible Preferred Stock are deemed to have been converted.

               (6)  Dividends; Distributions. In case at any time or from time
                    ------------------------
to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 8(c) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date, if known, as of which the holders of the Common Stock and of the Convertible Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Convertible Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

          Section 9.  Reports as to Adjustments.
                      -------------------------

          Whenever the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible (or the number of votes to which each share of Convertible Preferred Stock is entitled) is adjusted as provided in
Section 8, the Corporation shall promptly mail to the holders of record of the outstanding shares of Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

          Section 10.  Definitions.
                       -----------

          For the purposes of the Certificate of Designation of Convertible Preferred Stock which embodies this resolution:

     "Accrued Dividends" to a particular date (the "Applicable Date") means all dividends accrued but not paid on the Convertible Preferred Stock pursuant to
Section 2(a), whether or not declared or accrued to the Applicable Date.

     "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     "associate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     "Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

     "Conversion Price" shall initially be equal to $13.42, subject to adjustment as provided in Section 8(b).

     "Current Market Price" per share of Common Stock on any date shall be the average of the closing prices of a share of Common Stock for the five consecutive trading days before the date in question.

     "Dividend Payment Date" means (i) the date which is three months from the date of issuance of the Convertible Preferred Stock, (ii) the date which is six months from the date of issuance of the Convertible Preferred Stock, (iii) the date which is nine months from the date of issuance of the Convertible Preferred Stock, (iv) the date which is twelve months from the date of issuance of the Convertible Preferred Stock and (v) the anniversaries of each of the dates referred to in clauses (i)-(iv) above.

     "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Initial Dividend Period" means the dividend period commencing on the Convertible Preferred Stock Issuance Date and ending on the first Dividend Payment Date to occur thereafter (but without including such later Dividend Payment Date).

     "Issuance Date" means the original date of issuance of the Convertible Preferred Stock.

     "Junior Stock" means the Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or established hereafter.

     "Liquidation Preference" means, in the event of a liquidation or winding up of the Corporation, an amount per share of Convertible Preferred Stock equal to the Stated Amount of their Convertible Preferred Stock plus any Accrued Dividends.

     "Measurement Date" means the Business Day immediately preceding the date of issuance of shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) contemplated by such Section.

     "Merger Termination Event" means the termination of the Agreement and Plan of Merger, dated as of August 7, 2000 by and among the Corporation, Bell Atlantic Corporation (d/b/a Verizon Communications), Verizon Ventures I Inc. and Verizon Ventures II Inc.

     "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

     "PIK  Percentage" means 9.0% per annum, provided however, in the event of a
                                             -------- -------
Merger Termination Event, the PIK Percentage will immediately increase to 13% and will increase by an additional 0.5% on the day following each Dividend Payment Date thereafter, but in no event shall the PIK Percentage exceed 18.0%.

     "Preferred Stock" means the preferred stock, par value $0.001 per share, of the Corporation.

     "Convertible Preferred Stock" means the 9% Convertible Preferred Stock of the Corporation, the terms of which are set forth in this Certificate of Designation.

     "Set Apart for Payment" means the Corporation shall have irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $1,000,000,000 in trust for the exclusive benefit of the holders of shares of Convertible Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

     "Stated Amount" means $1,000 per share.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect
          --------  -------
Subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

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

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 5th day of September, 2000.


                            NORTHPOINT COMMUNICATIONS
                               GROUP, INC.


                            By:_______________________________
                              Name:
                              Title:  President



                            By:_______________________________
                              Name:
                              Title:  Secretary

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